UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, the employment agreement of Sachin Barot, the Chief Financial Officer of AudioEye, Inc. (the “Company”), expired on May 15, 2021.  Mr. Barot’s employment with the Company, as well as his positions as principal financial officer and principal accounting officer, terminated on May 17, 2021. The Company and Mr. Barot entered into a Severance Agreement and General Release of All Claims, executed on June 10, 2021 (the “Barot Agreement”), pursuant to which Mr. Barot will receive $125,000 in cash severance and the payment of certain premiums for continuing group health insurance. Mr. Barot will provide transition assistance to the Company for a short period of time.

The foregoing summary of the Barot Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Barot Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Severance Agreement and General Release of All Claims, executed on June 10, 2021, between the Company and Sachin Barot

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 11, 2021	AudioEye, Inc.
(Registrant)

	By	/s/ James Spolar
	Name:	James Spolar
	Title:	General Counsel and Secretary